Exhibit 99.1
Harte Hanks Reports Fourth Quarter and Fiscal 2023 Full-Year Results
Project "Elevate" Sales and Marketing Transformation Revamped for Strategic Growth;
Anticipate approximately $6 Million in 2024 Cost Reductions, $16 Million over Two Years;
Ends Year with $18 Million of Cash and No Debt
Chelmsford, Massachusetts – March 14, 2024 - Harte Hanks, Inc. (NASDAQ: HHS), a leading global customer experience company focused on bringing companies closer to customers for over 100 years, today announced financial results for the fourth quarter and year ended December 31, 2023.
Kirk Davis, Chief Executive Officer, said: "Project Elevate, the outcome of a comprehensive review of our business in collaboration with newly hired executive sales leadership and respected consultants, is designed to modernize our go-to-market strategy, invest in lead generation, and enable organic growth. We have added two experienced sales leaders in Kelly Waller, our new SVP of sales and marketing, and Ron Lee, our new SVP of sales services. These two accomplished sales executives are the ideal people to drive the key components of our organic growth initiatives forward. More recently, we added additional experienced personnel to lead international sales expansion, grow our newly created partner network, and form our company’s first inside sales division. These talented people are in place, and we are rapidly improving our marketing programs, value proposition, and pipeline formulation to effectively capitalize on our core competencies and key differentiators."
"Over the next few quarters, we will be expanding our enterprise-wide revenue pipeline, participating in numerous high-profile events that facilitate one-to-one meetings with decision makers, and growing a robust partnership network," continued Davis. "These initiatives are bolstered by a revised incentive structure for our sales team, better alignment between business units, and a clear focus on the SMB and mid-market segments. We expect these changes will drive consistent pipeline growth and enhance our sales performance over the course of the year. We’ve accomplished an end-to-end transformation of our sales and marketing strategy and structure, and the team is now in place to drive organic growth."
"Simultaneously, we are taking steps, in collaboration with the Kearney Organization, to optimize our cost structure to enable us to invest in sales and marketing without depleting our cash reserves," continued Davis. "We have identified costs we can eliminate totaling approximately $16 million over next two years with $6 million of savings expected in 2024. David Fisher, our new Chief Transformation Officer, is working closely with David Garrison, our new Chief Financial Officer, to execute these important changes."
"I believe the opportunity for Harte Hanks is significant," concluded Davis. "Our solutions meet the current and expected needs of customers, and we drive tangible value for clients and their customers. We can deliver organic growth, expanding the number of logos we work with and deepening our relationship with these customers over time. We are confident that we can streamline our organization to expand profitability and cash generation as we grow. The benefits of Project Elevate are expected to become evident in the second half of 2024 and into 2025."
Fourth Quarter Highlights
•The Company ended the year with a cash balance of $18.4 million compared to $10.4 million at December 31, 2022, and $13.3 million at September 30, 2023, with zero debt.
•Extended the current $25 million line of credit until June 30, 2025.
•Executing, as planned, the termination of Pension Plan 1.
•Total revenues for Q4 2023 were $49.5 million, down 9.7% compared to $54.8 million in Q4 2022; included in 2023 was $2.5 million of revenue from InsideOut compared to $1.0 million in the fourth quarter of 2022.
•Operating loss was $2.3 million compared to operating income of $3.4 million in the prior-year quarter.
•Harte Hanks recorded $5.7 million in non-recurring restructuring charges, related primarily to consulting expenses tied to the development and execution of Project Elevate and other cost-reduction initiatives, as well as severance and lease impairment charges. There were no restructuring charges in the fourth quarter of last year.

Exhibit 99.1
•Net loss, inclusive of the $5.7 million in restructuring charges, was $2.0 million, or $0.27 per basic and diluted share, compared to net income of $21.8 million, or $2.81 per basic and $2.70 per diluted share, in the prior year quarter. The fourth quarter of 2022 included a $19.8 million tax benefit.
•The fourth quarter of 2023 had negative EBITDA of $1.1 million compared to positive EBITDA of $4.4 million in the same period in the prior year. Adjusted EBITDA, which excludes stock-based compensation, severance and restructuring charges, was $5.2 million in both Q4 2023 and 2022.
Segment Highlights
•Customer Care, $17.7 million in revenue, 36% of total – Segment revenue increased $1.0 million or 6.0% versus the prior year and EBITDA totaled $3.7 million for the quarter, up 14.6% year-over-year. InsideOut contributed an increase of $1.4 million to revenue in the fouth quarter compared to same quarter in 2022. The increase in revenue from the sales services group offset the $0.4 million decrease in our traditional CX business.
•Fulfillment & Logistics Services, $21.3 million in revenue, 43% of total – Segment revenue decreased $3.2 million or 12.9% versus the prior year quarter and EBITDA totaled $1.9 million, down 17.2%. Revenue mix and a 12.2% decrease in operating expenses drove the improved EBITDA margins. The margin percentage continues to be impacted by variation in the revenue mix between lower margin logistics and the higher margin fulfillment services.
•Marketing Services, $10.5 million in revenue, 21% of total – Segment revenue decreased $3.1 million or 23.1% compared to the prior year quarter and EBITDA for the fourth quarter totaled $1.4 million vs. $2.1 million. The decrease in revenue was attributable to reduced project work in the financial services sector.
Consolidated Fourth Quarter 2023 Results
Fourth quarter revenues were $49.5 million, down 9.7% from $54.8 million in the fourth quarter of 2022 due to decreased revenue in two of the Company’s operating segments.
Fourth quarter operating loss was $2.3 million, compared to income of $3.4 million in the fourth quarter of 2022. The decrease resulted from a restructuring expense during the quarter.
Net loss for the quarter was $2.0 million, or $0.27 per basic and diluted share, compared to net income of $21.8 million, or $2.81 per basic and $2.70 per diluted share, in the fourth quarter last year. The net loss included $5.7 million of restructuring expense, without which the Net Income is estimated to be $3.7 million for the quarter. The net income for the fourth quarter of 2022 included a one time tax asset valuation reversal benefiting more than $19.8 million, without this the net income would have only been $2.0 million. Discounting for the two events in the respective fourth quarters, the estimated net income improvement was $1.7 million.
Consolidated Full Year 2023 Results
Full-year revenues were $191.5 million, down 7.2% from $206.3 million in 2022. Operating income was $3.4 million, compared to operating income of $15.1 million. Net loss for the year was $1.6 million, or $0.21 per basic and $0.21 per diluted share, compared to net income of $36.8 million, or $4.98 per basic and $4.75 per diluted share, last year.
Balance Sheet and Liquidity
Harte Hanks ended the year with $18.4 million in cash and cash equivalents and $24.2 million of capacity on its credit line. The Company has no outstanding debt as of December 31, 2023. The Company’s financial position continues to be strong, and it is well-positioned to execute on its long-term growth strategies in 2024 and beyond.
Conference Call Information
The Company will host a conference call and live webcast to discuss these results at 4:30 p.m. EST today, March 14, 2024. Interested parties may access the webcast at https://www.webcaster4.com/Webcast/Page/2810/49883 or may access the conference call by dialing 888-506-0062 in the United States or 973-528-0011 from outside the U.S. and using access code 692780.

A replay of the call can also be accessed via phone through March 28, 2024 by dialing (877) 481-4010 from the U.S., or (919) 882-2331 from outside the U.S. The conference call replay passcode is 49883.

Exhibit 99.1
About Harte Hanks:
Harte Hanks (NASDAQ: HHS) is a leading global customer experience company whose mission is to partner with clients to provide them with CX strategy, data-driven analytics and actionable insights combined with seamless program execution to better understand, attract and engage their customers.
Using its unparalleled resources and award-winning talent in the areas of Customer Care, Fulfillment and Logistics, and Marketing Services, Harte Hanks has a proven track record of driving results for some of the world’s premier brands, including Bank of America, GlaxoSmithKline, Unilever, Pfizer, HBOMax, Volvo, Ford, FedEx, Midea, Sony and IBM among others. Headquartered in Chelmsford, Massachusetts, Harte Hanks has over 2,500 employees in offices across the Americas, Europe, and Asia Pacific.
For more information, visit hartehanks.com
As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks, Inc.
Cautionary Note Regarding Forward-Looking Statements:
Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures, and (ii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (iii) the demand for our products and services by clients and prospective clients, including (iv) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (vi) our ability to predict changes in client needs and preferences; (b) economic and other business factors that impact the industry verticals we serve, including competition, inflation and consolidation of current and prospective clients, vendors and partners in these verticals; (c) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (d) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (e) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (f) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (g) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (h) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (i) the number of shares, if any, that we may repurchase in connection with our repurchase program; (j) unanticipated developments regarding litigation or other contingent liabilities; (k) our ability to complete reorganizations, including cost-saving initiatives; and (l) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 which was filed on March 31, 2023. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Exhibit 99.1
Supplemental Non-GAAP Financial Measures:
The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, the Company may use certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the Company’s performance and liquidity in this press release and our related earnings conference call. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure.
The Company presents the non-GAAP financial measure “Adjusted Operating Income” as a useful measure to both management and investors in their analysis of the Company’s financial results because it facilitates a period-to-period comparison of Operating Income excluding stock-based compensation and severance. The most directly comparable measure for this non-GAAP financial measure is Operating Income.
The Company presents the non-GAAP financial measure “EBITDA” as a supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. The Company defines “EBITDA” as Net Income adjusted to exclude income tax expense, other expense (income), net, and depreciation and amortization expense. The Company defines “Adjusted EBITDA” as EBITDA adjusted to exclude stock-based compensation and severance. The most directly comparable measure for EBITDA and Adjusted EBITDA is Net Income. We believe EBITDA and Adjusted EBITDA are an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations; however, we urge investors to review the reconciliation of non-GAAP EBITDA to the comparable GAAP Net Income, which is included in this press release, and not to rely on any single financial measure to evaluate the Company’s financial performance.
The use of non-GAAP measures do not serve as a substitute and should not be construed as a substitute for GAAP performance but should provide supplemental information concerning our performance that our investors and we find useful. The Company evaluates its operating performance based on several measures, including these non-GAAP financial measures. The Company believes that the presentation of these non-GAAP financial measures in this press release and earnings conference call presentations are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the Company’s business. However, there are limitations to the use of these non-GAAP measures, including that they may not be calculated the same by other companies in our industry limiting their use as a tool to compare results. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures.
Investor Relations Contact:
Rob Fink or Tom Baumann
646.809.4048 / 646.349.6641
FNK IR
HHS@fnkir.com
Source: Harte Hanks, Inc.

Exhibit 99.1
Harte Hanks, Inc.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
In thousands, except per share amounts	2023	2022	2023	2022
Operating revenue	$49,491	$54,778	$191,492	$206,278
Operating expenses
Labor	23,884	26,205	97,968	104,620
Production and distribution	16,410	19,530	59,568	61,930
Advertising, selling, general and administrative	4,602	4,650	20,673	21,893
Restructuring expense	5,687	-	5,687	-
Depreciation and amortization expense	1,186	964	4,237	2,728
Total operating expenses	51,769	51,349	188,133	191,171
Operating income	(2,278)	3,429	3,359	15,107
Other expense (income), net
Interest (income) expense, net	15	125	(135)	438
Other expense (income), net	1,653	1,307	5,413	(4,644)
Total other expense (income), net	1,668	1,432	5,278	(4,206)
(Loss) income before income taxes	(3,946)	1,997	(1,919)	19,313
Income tax benefit	(1,969)	(19,807)	(349)	(17,463)
Net (loss) income	(1,977)	21,804	(1,570)	36,776
Less: Loss from redemption of Preferred stock	-	1,380	-	1,380
(Loss) income attributable to common stockholders	$(1,977)	$20,424	$(1,570)	$35,396

(Loss) earnings per common share
Basic	$(0.27)	$2.81	$(0.21)	$4.98
Diluted	$(0.27)	$2.70	$(0.21)	$4.75

Weighted-average common shares outstanding
Basic	7,221	7,267	7,310	7,101
Diluted	7,303	7,566	7,456	7,457

Comprehensive income, net of tax
Net (loss) income	$(1,977)	$21,804	$(1,570)	$36,776

Adjustment to pension liability	243	7,967	1,664	10,274
Foreign currency translation adjustments	903	870	2,548	(5,248)
Total other comprehensive income, net of tax	1,146	8,837	4,212	5,026

Comprehensive (loss) income	$(831)	$30,641	$2,642	$41,802

Exhibit 99.1
Harte Hanks, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

In thousands, except per share data	December 31, 2023	December 31, 2022

ASSETS
Current Assets
Cash and cash equivalents	$18,364	$10,364
Accounts receivable (less allowance of $474 at December 31, 2023 and $163 at December 31, 2022)	34,313	39,700
Unbilled accounts receivable	7,677	7,893
Contract assets	258	309
Prepaid expenses	1,915	2,176
Prepaid income tax and income tax receivable	1,758	4,262
Other current assets	928	1,607
Total current assets	65,213	66,311

Net property, plant and equipment	8,855	10,523
Right-of-use assets	25,417	19,169
Other assets	23,272	23,981
Total assets	$122,757	$119,984

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$23,176	$22,465
Accrued payroll and related expenses	5,615	6,679
Deferred revenue and customer advances	3,195	4,590
Customer postage and program deposits	1,815	1,223
Other current liabilities	9,495	2,862
Short-term lease liabilities	4,815	5,747
Total current liabilities	48,111	43,566

Pensions liabilities - Qualified plans	10,540	18,674
Pension liabilities - Nonqualified plan	18,630	19,098
Long-term lease liabilities, net of current portion	23,691	16,575
Other long-term liabilities	1,928	3,263
Total liabilities	102,900	101,176

Stockholders’ equity
Common stock	12,221	12,221
Additional paid-in capital	157,889	218,411
Retained earnings	844,920	846,490
Less treasury stock	(951,083)	(1,010,012)
Accumulated other comprehensive loss	(44,090)	(48,302)
Total stockholders’ equity	19,857	18,808

Total liabilities and stockholders’ equity	$122,757	$119,984

Exhibit 99.1
Harte Hanks, Inc.
Reconciliations of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
In thousands, except per share data	2023	2022	2023	2022
Net (loss) income	$(1,977)	$21,804	(1,570)	$36,776
Income tax benefit	(1,969)	(19,807)	(349)	(17,463)
Other expense (income), net	1,668	1,432	5,278	(4,206)
Depreciation and amortization expense	1,186	964	4,237	2,728
EBITDA	$(1,092)	$4,393	$7,596	$17,835

Stock-based compensation	215	579	1,418	2,355
Severance	398	183	1,774	384
Restructuring expense	5,687	—	5,687	—
Adjusted EBITDA	$5,209	$5,155	$16,476	$20,574

Operating (loss) income	$(2,278)	$3,429	$3,359	$15,107
Stock-based compensation	215	579	1,418	2,355
Severance	398	183	1,774	384
Restructuring expense	5,687	—	5,687	—
Adjusted operating income	$4,023	$4,191	$12,239	$17,846
Adjusted operating margin (a)	8.1%	7.7%	6.4%	8.7%
(a)Adjusted Operating Margin equals Adjusted Operating Income divided by Revenues.

Exhibit 99.1
Harte Hanks, Inc.
Statement of Operations by Segments (Unaudited)
In thousands

Year ended December 31, 2023	Marketing Services	Customer Care	Fulfillment & Logistics	Restructuring Expense	Unallocated Corporate	Total

Revenues	$43,204	$63,327	$84,961	$—	$—	$191,492
Segment operating expense	34,795	49,851	73,213	—	20,350	178,209
Restructuring expense	—	—	—	5,687	—	5,687
Contribution margin	$8,409	$13,476	$11,748	$(5,687)	$(20,350)	$7,596
Overhead Allocation	$2,984	$2,774	$2,891	$—	$(8,649)	—
EBITDA	$5,425	$10,702	$8,857	$(5,687)	$(11,701)	$7,596
Depreciation and amortization expense	312	1,280	1,143	—	1,502	4,237
Operating income (loss)	$5,113	$9,422	$7,714	$(5,687)	$(13,203)	$3,359

Year ended December 31, 2022	Marketing Services	Customer Care	Fulfillment & Logistics	Restructuring Expense	Unallocated Corporate	Total
Revenues	$52,975	$67,205	$86,098	$—	$—	$206,278
Segment operating expense	41,241	52,173	72,180	—	22,849	188,443
Contribution margin	$11,734	$15,032	$13,918	$—	$(22,849)	$17,835
Overhead allocation	4,390	2,865	3,325	—	(10,580)	—
EBITDA	$7,344	$12,167	$10,593	$—	$(12,269)	$17,835
Depreciation and amortization expense	362	884	824	—	658	2,728
Operating income (loss)	$6,982	$11,283	$9,769	$—	$(12,927)	$15,107

Three months ended December 31, 2023	Marketing Services	Customer Care	Fulfillment & Logistics	Restructuring Expense	Unallocated Corporate	Total
Revenues	$10,453	$17,702	$21,336	$—	$—	$49,491
Segment operating expense	8,331	13,317	18,778	—	4,470	44,896
Restructuring expense	—	—	—	5,687	—	5,687
Contribution margin	$2,122	$4,385	$2,558	$(5,687)	$(4,470)	$(1,092)
Overhead Allocation	723	672	688	—	(2,083)	—
EBITDA	$1,399	$3,713	$1,870	$(5,687)	$(2,387)	$(1,092)
Depreciation and amortization expense	145	256	407	—	378	1,186
Operating income (loss)	$1,254	$3,457	$1,463	$(5,687)	$(2,765)	$(2,278)

Three months ended December 31, 2022	Marketing Services	Customer Care	Fulfillment & Logistics	Restructuring Expense	Unallocated Corporate	Total
Revenues	$13,586	$16,706	$24,486	$—	$—	$54,778
Segment operating expense	10,338	12,739	21,385	—	5,922	50,384
Restructuring expense	—	—	—	—	—	—
Contribution margin	$3,248	$3,967	$3,101	$—	$(5,922)	$4,394
Overhead Allocation	1,100	726	842	—	(2,668)	—
EBITDA	$2,148	$3,241	$2,259	$—	$(3,254)	$4,394
Depreciation and amortization expense	74	275	243	—	372	964
Operating income (loss)	$2,074	$2,966	$2,016	$—	$(3,626)	$3,430